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                                                                 Exhibit 10(QQ)

                                 COMMERCIAL LOAN NOTE

LOWER SAVANNAH REGIONAL DEVELOPMENT CORPORATION, Aiken, S.C.

NAME: Starmet CMI Corporation           DATE:  March 20, 1998

ADDRESS: P.O. Box 1366, Barnwell, SC 29812

US $ 500,000.00

For Value Received, the Undersigned (hereinafter, including collectively all signatories hereto, "Borrower") promises to pay to the order of Palmetto Federal Savings Bank of South Carolina (together with any holder or assignee hereof "Lender") at the above office, in lawful money of the United States of America, the sum of Five Hundred thousand & no/100 Dollars ($500,000.00) with interest at
the fixed rate of ten Per cent (10%) Per annum or (     %) above the rate
approved by New York Citibank, New York, as its prime rate on the last business day prior to the first day of each month. This interest rate to be adjusted
(     ) monthly, (       ) quarterly, (       ) other ) _______; due and
payable as follows:

     Interest only for 6 months with first due April 20, 1998 to convert to 59 monthly principle and interest payments with first due October 20, 1998 and a final due September 20, 2003. Balance to be refinanced for remaining 60 payments as per terms of commitment letter. *LOAN TO BE ACTIVATED BY DRAWS*

(hereinafter, together with all extensions and renewals thereof and all other promises and agreements contained herein the "Loan") and if the same is not paid when due, whether by acceleration or otherwise, interest at the rate specified above until paid in full, regardless of whether or not a judgment has been obtained hereon, in addition, Borrower promises to pay all reasonable attorney's or collection fees, deemed to be 15% of the unpaid debt at maturity, whether by acceleration or otherwise, plus all other costs and expenses incurred in the collection of the Loan if the same is turned over to an attorney or other third party for collection. Interest is computed on the basis of a 365 day year. The loan may be prepaid in full without penalty.

The outstanding principal, with all accrued interest, shall become immediately due and payable at the option of Lender and collectible without further notice, and any lien given to secure payment of this Note may be foreclosed, upon the occurrence of any one or more of the following events: (a) the failure to make when due any payment called for hereon; (b) the failure to perform when due any warranty, covenant, or agreement in this Note or in any document incorporated herein by reference (including any modification, renewal, supplement or other amendment to this Note or any such document); (c) if the Loan is guaranteed by one or more individuals, the death or incapacity of any such individual guarantors; (d) the filing of a petition or other pleading by or with respect to Borrower or (if applicable) any guarantor of the Loan seeking relief under any bankruptcy law or other law for the benefit of debtors; (e) the transfer or assignment by Borrower or (if applicable) any guarantor of the loan of assets for the benefit of one or more creditors or of all or substantially all of its assets except in the ordinary course of business; (f) any representation or warranty made by Borrower and each endorser, guarantor, or surety hereof grants to Lender as security for the Loan and all other liability or indebtedness of any one or more of such persons to Lender a Lien upon (a) all property left with Lender, whether now or hereafter deposited; and (b) any balance of deposit account subject to withdrawal by or individually owned by any one or more of such persons; and (c) any notes, bonds, drafts, or other items deposited with Lender by any one or more of such persons for collection; and (d) the proceeds of and refunds of premiums with respect to any insurance obtained in connection with the Loan. Lender shall have authority at any time at or after the maturity of the loan, whether by acceleration or otherwise, to charge any or all of the Loan against the same or the proceeds thereof.

CHECK IF APPLICABLE
 X  The loan is further secured by the real property described below as
--- evidence by a mortgage dated March 20, 1998.
    The loan is further secured by the collateral described below as evidenced --- by a security agreement dated _____________.
    The loan is subject to a loan agreement dated _____________.
---

Each mortgage, security agreement, and loan agreement referred to above contain terms, conditions, provisions, representations, warranties, covenants, and agreements, reference to which is hereby made and which are incorporated herein by reference.

                              Description of Collateral

     Second mortgage on 322 acres plus improvements located at 365 Metal Dr., Barnwell, SC.

Borrower and all guarantors, endorsers, sureties, and other parties primarily or secondarily liable with respect to the Loan: (a) waive presentment and demand, protest, notice of dishonor or of acceleration; (b) waive any right to require Lender to retain any collateral securing the Loan or any other liabilities; (c) waive any right to require the Lender to resort to exercising any remedies it may have against any collateral securing the Loan; (d) agree and consent to any extension of time for payment or other modification of any term or condition of the Loan without limit on the number or duration of such extensions or modifications; (e) agree that Lender may exchange, substitute, swap, release, reduce or otherwise permit the disposal of any collateral securing the Loan; (f) agree that Lender may compromise or receive less than the full amount due on or value of any collateral and grant any other indulgence to any party; and (g) acknowledge that the liability of such party is joint and several with all other parties in the same capacity. All waivers and consents herein are given without notice, without liability to Lender, and without affecting the liability of such party. By this paragraph, the parties intend to provide lender with legal remedies which are in addition to and not in lieu of any other rights or remedies provided by law, all of which rights and remedies are cumulative and exercisable simultaneously or consecutively in any order without being deemed to have been waived for any reason.


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Wherever possible, each provision of the Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or portion of this Note shall be prohibited by or invalid under such law, such provision or portion shall be ineffective to the extent of such prohibition or invalidity but without invalidating the remainder of such provision or portion or the remaining provisions or portions of the Note.

Borrower hereby represents to Lender that the Loan is being obtained primarily for business, commercial or agricultural purposes.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower, or a duly authorized officer of Borrower (as may be appropriate), on the date first written above.

                              (X) Borrower is a business entity

                              STARMET CMI Corporation
                              Name

                              By: /s/ James M. Spiezio
                                 -----------------------------

                              By:
                                 -----------------------------



Final Payment Due:  September 30, 2003